UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017 (June 23, 2017)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its direct and indirect wholly-owned subsidiaries, unless the context clearly requires otherwise.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding the anticipated impact of certain events on the Company’s financial statements. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing of information or financial statements with the Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 7.01

Regulation FD Disclosure.

On June 23, 2017, our Rhode Island facility, owned by our nonconsolidated affiliate, Orbit Energy Rhode Island, LLC (“OERI”), in connection with testing the operations of the facility, was connected to The Narragansett Electric Company d/b/a National Grid’s system, and during this testing the facility generated and transmitted 200kWh of electricity to the electrical grid.

Connecting the Rhode Island facility to the electrical grid marks a significant milestone, and also triggers certain financial changes for the Company. As a result of achieving this milestone, the Company “deferred revenues from joint ventures” recorded on the Company’s balance sheet for the quarter ended March 31, 2017, as reflected in the Form 10-Q, will now be recognized as an equity and the liability on the Company’s balance sheets as of December 31, 2016 and March 31, 2017, as filed with the U.S. Securities and Exchange Commission in the Company’s Annual Report on Form 10-K on February 15, 2017, as amended on June 8, 2017 and June 12, 2017, and in the Company’s Quarterly Report on Form 10-Q on May 15, 2017, respectively, will be eliminated.

The amount of deferred revenues, currently recorded on the balance sheet as a current liability, shall be recorded as an equity income from non-consolidated affiliates on the income statement and result an increase in stockholders’ equity, by approximately of USD $5.9 million. This change will be reflected in the Company’s Interim Condensed Consolidated Financial Statements for the period ending June 30, 2017, to be filed in its Quarterly Report on Form 10-Q.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01

Other Events.

The information in Item 7.01 is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: June 27, 2017	By:	/s/ Shlomi Palas
Shlomi Palas
President and Chief Executive Officer